Exhibit 10.1

AMENDED AND RESTATED
EXECUTIVE SALARY CONTINUATION AGREEMENT

This amended and restated executive salary agreement (“Agreement”) by and between United Security Bank, a California banking corporation (the “Employer”), and Dennis R. Woods, an individual residing in the State of California (hereinafter referred to as the “Executive”) amends and restates the executive salary continuation agreement (“Original Agreement”) made and entered into on July 3, 1996, by and between Employer and Executive.

RECITALS

WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

WHEREAS, the Executive and the Employer entered into the Original Agreement, and the parties wish to make such amendments to the Original Agreement so as to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

AGREEMENT

1.	Terms and Definitions.

1.1 Administrator. The Employer shall be the “Administrator” and, solely for the purposes of ERISA, the “fiduciary” of this Agreement where a fiduciary is required by ERISA.

1.2 Annual Benefit. The term “Annual Benefit” shall mean an annual sum of one hundred thousand dollars ($100,000) multiplied by the Applicable Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (eg., FICA, FUTA, SDI).

1.3 Applicable Percentage. The term “Applicable Percentage” shall mean that percentage listed on Schedule “A” attached hereto which is adjacent to the number of complete years (with a “year” being the performance of personal services for or on behalf of the Employer as an employee for a period of 365 days) which have elapsed starting from the Effective Date and ending on the date the Executive’s employment is terminated for purposes of this Agreement. In the event the Executive’s employment with the Employer is terminated other than by reason of death, disability, termination for cause or Retirement on the part of the Executive, the Executive shall be deemed for purposes of determining the number of complete years to have completed a year of service in its entirety for any partial year of service after the last anniversary date of the Effective Date during which the Executive’s employment is terminated, provided that in no event shall the Executive be deemed to have completed a year of service for the partial year that occurs prior to the first anniversary date of the Original Agreement.

Exhibit 10.1

1.4 Beneficiary. The term “beneficiary” or “designated beneficiary” shall mean the person or persons whom the Executive shall designate in a valid beneficiary designation (“Beneficiary Designation”), a copy of which is attached hereto as Exhibit “B”, to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive’s death. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Administrator prior to the Executive’s death.

1.5 The Code. The “Code” shall mean the Internal Revenue Code of 1986, as amended (the “Code”).

1.6 Disability/Disabled. The term “Disability” or “Disabled” means disabled within the meaning of Internal Revenue Code section 409A and regulations promulgated thereunder.

1.7 Effective Date. The term “Effective Date” shall mean the date upon which the Original Agreement was entered into by the parties.

1.8 ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.9 Plan Year. The term “Plan Year” shall mean the Employer’s calendar year.

1.10 Retirement. The term “Retirement” or “Retires” shall refer to the date on which the Executive (i) attains the age of at least sixty-one (61) and (ii) terminates full-time salaried employment with the Employer for any reason other than Termination for Cause and such termination constitutes a Separation of Service.

1.11 Separation of Service. The term “Separation from Service” means the Executive’s service as an executive and/or independent contractor to the Employer and any member of a controlled group that includes Employer, as defined in Code section 414, terminates for any reason, other than because of a leave of absence approved by the Company, Disability or the Executive’s death. Whether a Separation from Service takes place is determined based (i) on the facts and circumstances surrounding the termination of the Executive’s employment, (ii) whether the Employer and the Executive intended for the Executive to provide significant services for the Employer following such termination and (iii) the application of facts and circumstances in view of the presumptions contained in the regulations to section 409A of the Code. For purposes of this Agreement, if there is a dispute about the employment status of the Executive or the date of the Executive’s Separation from Service, the Employer shall have the sole and absolute right to decide the dispute.

Exhibit 10.1

1.12 Surviving Spouse. The term “Surviving Spouse” shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive’s death.

1.13 Termination for Cause. The term “Termination for Cause” shall mean the termination of the Executive by the Employer upon the occurrence of any of the following events:

(i) the Executive is convicted of illegal activity by a court of competent jurisdiction or pleads guilty to or nolo contendere to illegal activity, which activity materially adversely affects the Employer’s reputation in the community or which evidences the lack of the Executive’s fitness or ability to perform the Executive’s duty as determined by the Board of Directors in good faith;

(ii) the Executive has committed any illegal or dishonest act which would cause termination of coverage under the Employer’s Bankers’ Blanket Bond as to the Executive, as distinguished from termination of coverage as to the Employer as a whole;

(iii) the Executive materially fails to perform, or habitually neglects, the Executive’s duties or commits a material act of malfeasance or misfeasance in connection therewith; or

(iv) an action is commenced by any bank regulatory agency having jurisdiction, to remove or suspend the Executive from office, or a cease and desist order under 12 U.S.C. 1818(b) or any similar Federal or state statute is issued against the Executive or the Employer which calls for the Executive’s suspension or removal from office.

2.	Scope, Purpose and Effect.

2.1 Contract of Employment. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive’s employment. This Agreement shall have no impact or effect upon any separate written employment agreement which the Executive may have with the Employer, it being the parties’ intention and agreement that unless this Agreement is specifically referenced in said employment agreement (or any modification thereto), this Agreement (and the Employer’s obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said employment agreement.

Exhibit 10.1

2.2 Fringe Benefit. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

3.	Payments Upon or After Retirement.

3.1 Payments Upon Retirement. If the Executive shall remain in the continuous employment of the Employer until Retirement, then the Executive shall be entitled to be paid the Annual Benefit, with the Applicable Percent equal to 100% for a period of fifteen (15) years, in one hundred eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires, except that if Executive is a “specified employee” as defined in Section 11.14, then the payment provided in this Section 3.1 shall be deferred as provided in Section 11.14.

3.2 Payments in the Event of Death After Retirement. The Employer agrees that if the Executive Retires, but shall die before receiving all of the one hundred eighty (180) monthly payments described in Section 3.1 above, the Employer will make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive’s designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive’s Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive’s estate.

4.	Payments in the Event Death or Disability Occurs Prior to Retirement.

4.1 Payments in the Event of Death Prior to Retirement. In the event the Executive should die while actively employed by the Employer at any time after the Effective Date, but prior to Retirement, the Employer agrees to pay the Annual Benefit with the Applicable Percentage equal to 100% for a period of fifteen (15) years in one hundred eighty (180) equal monthly installments, with each installment to be paid on the first of each month beginning with the month following the Executive’s death, to the Executive’s designated beneficiary. If a valid Beneficiary Designation is not in effect, then the amounts due to the Executive under the terms of this Agreement shall be paid to the Executive’s Surviving Spouse. If the Executive leaves no Surviving Spouse, the amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive’s estate.

4.2 Payments in the Event of Disability Prior to Retirement. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall: (i) continue to be treated during such period of Disability as being gainfully employed by the Employer but shall not add applicable years of service for the purpose of determining the Annual Benefit; and (ii) subject to any applicable deferral period as set forth in Section 11.14 herein, be entitled to be paid the Annual Benefit, with the Applicable Percentage as set forth in Schedule A and as determined by the applicable years of service at the time of disability, for fifteen (15) years in one hundred eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the earlier of (1) the month in which the Executive attains sixty-one (61) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive’s principal Disability insurance policy and does not, at such time, return to and thereafter fulfill the responsibilities associated with the employment position held with the Employer prior to becoming Disabled by reason of such Disability continuing. Notwithstanding the foregoing, in the event the Executive should die while actively or gainfully employed by the Employer at any time after the Effective Date and prior to (i) Retirement and (ii) the commencement of any payments under this Section 4.2, the payments provided in Section 4.1 herein shall be paid in lieu of the payments provided in this Section 4.2.

Exhibit 10.1

5.	Payments in the Event Employment is Terminated other than by Death, Disability, Termination for Cause or Retirement.

As indicated in Section 2 above, the Employer reserves the right to terminate the Executive’s employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive’s Retirement. In the event that the employment of the Executive shall be terminated for any reason, including voluntary termination by the Executive, but other than by reason of (i) Disability, (ii) death, (iii) Termination for Cause, or (iv) Retirement, the Executive or his legal representative shall be entitled to be paid the Annual Benefit, with the Applicable Percentage as set forth in Schedule A and as determined by the applicable years of service at the time of termination of employment with the Employer, for a period of fifteen (15) years in one hundred eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-one (61) years of age, except that if Executive is a “specified employee” as defined in Section 11.14, then the payment provided in this Section 5 shall be deferred as provided in Section 11.14.

In addition, in the event the Executive dies after such termination as set forth in the first sentence of this Section 5, but prior to age 61 then such benefits are to be paid beginning with the month following the Executive's death to the Executive’s designated beneficiary. If a valid Beneficiary Designation is not in effect, then such benefits due the Executive under this paragraph shall be paid to the Executive’s Surviving Spouse, and if the Executive leaves no Surviving Spouse, then such benefits shall be paid to the duly qualified personal representative, executor or administrator of the Executive’s estate for the benefit of the Executive’s estate.

In the event the Executive is entitled to benefits under the first paragraph of this Section 5, but dies at or after age 61 and before receiving all of the monthly payments described in the first paragraph of this Section 5, the Employer will make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive's designated beneficiary. If the Executive dies without a valid beneficiary designation, then such benefits due the Executive under the this paragraph shall be paid to the Executive’s Surviving Spouse, and if the Executive leaves no Surviving Spouse, then such benefits shall be paid to the duly qualified personal representative, executor or administrator of the Executive’s estate for the benefit of the Executive’s estate.

Exhibit 10.1

Executive agrees that the payment of benefits pursuant to this Section 5 to the extent Executive is entitled to such benefits is in lieu of any other benefits under this Agreement.

6.	Termination for Cause.

Notwithstanding anything to the contrary, in the event the termination of employment of the Executive is Termination for Cause as defined in Section 1.13, the Executive shall not be entitled to any benefits pursuant to this agreement.

7.	No Ownership Rights to the Employer’s Assets.

The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive’s spouse or the Executive’s beneficiaries under the terms of this Agreement (“Benefits”). The rights of the Executive or any beneficiary of the Executive under this Agreement shall be solely those of an unsecured creditor of the Employer.

In the event that the Employer, in its sole and absolute discretion, elects to acquire an insurance policy, an annuity or any other asset to recoup the costs or any portion thereof of the Benefits, then such insurance policy, annuity or other asset shall not be deemed to be held under any trust for the benefit of the Executive or his beneficiaries or to be security for the performance of the obligations of the Employer under this Agreement, but shall be, and remain, a general unpledged, unrestricted asset of the Employer. The Executive and his beneficiaries shall have no rights whatsoever with respect to, or any claim against, any such insurance policy, annuity or other asset. In connection with the Employer electing to acquire any such insurance policy or annuity, the Executive agrees to cooperate to facilitate such acquisition, and pursuant thereto shall execute such documents and undergo such medical examinations or tests as the Employer may reasonably request.

8.	Claims Procedure.

The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive’s spouse, or the Executive’s beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive’s spouse or the Executive’s beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive’s spouse or the Executive’s beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

Exhibit 10.1

9.	Status of an Unsecured General Creditor.

Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive’s spouse nor the Executive’s beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) none of the Employer’s assets shall be held in or under any trust for the benefit of the Executive, the Executive’s spouse or the Executive’s beneficiary or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer’s assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer’s obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive’s spouse and the Executive's beneficiary shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

10.	Covenant Not to Interfere.

The Executive agrees not to take any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive’s death and of which the Employer is the designated beneficiary.

11.	Miscellaneous.

11.1 Opportunity to Consult with Independent Counsel. The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive’s right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

11.2 Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), located in location nearest to Fresno, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association (“AAA”), located in or nearest to Fresno, California, shall conduct the binding arbitration referred to in this paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Central California, unless otherwise agreed to by the parties.

Exhibit 10.1

11.3 Attorneys’ Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys’ fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

11.4 Notice. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

If to the Employer:

United Security Bank
2126 Inyo Street
Fresno, California 93721
Attention: Ronnie D. Miller
Vice Chairman of the Board

If to the Executive:

Dennis R. Woods
c/o United Security Bank
2126 Inyo Street
Fresno, California 93721

11.5 Assignment. Neither the Executive, the Executive’s spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive’s spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

Exhibit 10.1

11.6 Binding Effect/Merger or Reorganization. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term “Employer” as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

11.7 Nonwaiver. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

11.8 Partial Invalidity. If any term, provision, covenant or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

11.9 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

11.10 Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party’s authorized representative.

11.11 Section Headings. The section headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

11.12 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

Exhibit 10.1

11.13 Governing Law. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the Federal Deposit Insurance Corporation or any other regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

11.14 Delayed Payments for Specified Employees. Notwithstanding anything to the contrary, in the event that §409A of the Code applies to any compensation with respect to a separation from service or Separation of Service, payment of that compensation shall be delayed if Executive is a “specified employee,” as defined in § 409A(a)(2)(B)(i) of the Code, and such delayed payment is required by §409A of the Code. Such delay shall last six months from the date of Separation of Service. On the day following the end of the six-month period, the Employer shall make a catch-up payment to Executive equal to the total amount of such payments that would have been made during the six-month period but for this Section 11.14.

11.15 Compliance with Section 409A. This Agreement shall at all times be administered in compliance with the requirements of §409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the effective date of this Agreement.

11.16 Unfunded Agreement for ERISA Purposes. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Exhibit 10.1

IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Fresno, Fresno County,
California.

UNITED SECURITY BANK “Employer”	DENNIS R. WOODS “Executive”

/s/ Ronnie D. Miller	/s/ Dennis R. Woods
Ronnie D. Miller Vice Chairman of the Board	Dennis R. Woods

Exhibit 10.1

SCHEDULE A

NUMBER OF COMPLETE YEARS OF SERVICE	APPLICABLE PERCENTAGE
1	25%

2	40%

3	50%

4	56%

5	62%

6	68%

7	74%

8	80%

9	86%

10	92%

11	98%

12 or more	100%

Exhibit 10.1

SCHEDULE B

BENEFICIARY DESIGNATION

TO:	The Administrator of United Security Bank, Amended and Restated Executive Salary Continuation Agreement

Pursuant to the provisions of my Amended and Restated Executive Salary Continuation Agreement (“Agreement”) with United Security Bank, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

NOTE:	To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.

In the event the primary beneficiary is not the spouse of the Executive, the spouse of the Executive will need to sign the Spousal Consent below and such signature must be notarized.

Primary Beneficiary:

Cheryl L. Woods	3095 W. Sample, Fresno, CA , 93711	Wife
Name	Address	Relationship

Secondary (Contingent) Beneficiary:

Richard C. Woods	6035 Blvd East C-9 West New York NJ	Son
Name	Address	Relationship

Lisa Woods Armas	1618 E. Revere, Fresno CA	Daughter
Name	Address	Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ANY PRIOR DESIGNATION OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES IS HEREBY REVOKED.

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of the Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement then and in that event, the remaining unpaid benefit payable according to the terms of the Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by the Agreement.

DENNIS R. WOODS “Executive”

Dated: _____________

Exhibit 10.1

CONSENT OF THE EXECUTIVE'S SPOUSE

[required if the primary beneficiary is not the Executive’s spouse]

TO THE ABOVE BENEFICIARY DESIGNATION:

I, _____________, being the spouse of _______________, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Amended and Restated Executive Salary Continuation Agreement entered into by my spouse on ______________, 2007. I understand that the above Beneficiary Designation adversely affects my community property interest in the benefits provided for under the terms of the Amended and Restated Executive Salary Continuation Agreement. I understand that I have been advised to consult with an attorney of my choice prior to executing this consent, so that such attorney can explain the effects of this consent.

Dated: _____________, 2007
______________, Spouse

[notarization of the spousal consent is required if the primary beneficiary is not the spouse of the Executive]